SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
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[X] Definitive Proxy Statement
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[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

NTS MORTGAGE INCOME FUND
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(Name of Registrant as Specified In Its Charter)

NTS MORTGAGE INCOME FUND
10172 Linn Station Road
Louisville, Kentucky 40223
Attn: Gregory A. Wells
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(Name of Person(s)Filing Proxy Statement)

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[ ]	Fee paid previously with preliminary materials.

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identifying the filing for which the offsetting fee was paid previously. Identify the previous
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  MORTGAGE INCOME FUND

7103 South Revere Parkway
Centennial, Colorado 80112
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April 29, 2008

DEAR STOCKHOLDER:

        We invite you to attend the 2008 Annual Meeting of Stockholders of NTS Mortgage Income Fund to be held at Fawn Lake, 11901 Longstreet Drive, Spotsylvania, Virginia 22553 on June 12, 2008, at 11:00 a.m. Eastern time.

        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Fund. Directors and Officers of the Fund will be present to respond to your questions.

        Your vote is important, regardless of the number of shares you own. ON BEHALF OF OUR BOARD OF DIRECTORS, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend.

Sincerely, J.D. Nichols Chairman of the Board

  MORTGAGE INCOME FUND

7103 South Revere Parkway
Centennial, Colorado 80112
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2008

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To the Stockholders of NTS Mortgage Income Fund:

The Annual Meeting of Stockholders (the “Meeting”) of NTS Mortgage Income Fund, a Delaware corporation, will be convened on Thursday, June 12, 2008, at Fawn Lake, 11901 Longstreet Drive, Spotsylvania, Virginia 22553, at 11:00 a.m. Eastern time (the “Meeting Date”) pursuant to this notice. All stockholders owning shares of our common stock as of April 18, 2008 (the “Stockholders”) are entitled to attend the Meeting if they so elect. We will solicit proxies, pursuant to the enclosed Proxy Statement, for use at the Meeting on the Meeting Date. We expect that a quorum will be present on the Meeting Date and that the matters to be considered by the Stockholders at the Meeting will be acted upon then. The Meeting will be held for the following purposes:

1.	To elect five Directors to hold office until the next Meeting or until their successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for 2008;

3.	To transact such other business as may properly come before the Meeting, or any adjournment thereof.

The board of directors has fixed the close of business on April 18, 2008 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting.

Whether or not you plan to attend the Meeting in person, please complete both sides, sign, date and return the enclosed proxy card. Thank you in advance for your time and participation.

Gregory A. Wells CFO, Secretary and Treasurer

  MORTGAGE INCOME FUND

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PROXY STATEMENT

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This Proxy Statement is furnished in connection with the solicitation by and on behalf of the board of directors of NTS Mortgage Income Fund (the “Fund,” “we,” “our,” and “us”) of proxies to be voted at the next Annual Meeting of Stockholders (the “Meeting”) when it is convened on Thursday, June 12, 2008, at 11:00 a.m. Eastern time (the “Meeting Date”), or any subsequent adjournment thereof, at Fawn Lake, 11901 Longstreet Drive, Spotsylvania, Virginia 22553.

THE PROXIES SOLICITED BY THE FUND PURSUANT TO THIS PROXY STATEMENT ARE SOLICITED FOR USE AT THE MEETING WHEN CONVENED ON THE MEETING DATE AND ANY SUBSEQUENT ADJOURNMENTS AND MAY NOT BE USED FOR ANY PURPOSE, INCLUDING THE DETERMINATION OF WHETHER A QUORUM IS PRESENT, PRIOR TO THE MEETING DATE. THEREFORE, IT IS ANTICIPATED THAT THE BUSINESS OF THE FUND TO BE CONSIDERED AT THE MEETING, WITH RESPECT TO WHICH PROXIES ARE SOLICITED PURSUANT TO THIS PROXY STATEMENT, WILL BE ADDRESSED ON THE MEETING DATE.

Our By-Laws (the “By-Laws”) require that our Annual Meeting of Stockholders for any year be held not less than thirty (30) days after delivery of our annual report for the previous year, but within six (6) months after the end of each fiscal year unless extended due to the inability to hold the meeting within that time, in which case it shall be held as soon as practicable thereafter. Our board of directors has determined that the Meeting will be convened on the Meeting Date.

The solicitation of proxies will be by mail and the cost will be borne directly us. Upon request, we will reimburse banks, brokers, nominees and related fiduciaries for reasonable expenses incurred by them in sending annual reports and proxy materials to beneficial owners of shares to the extent required by Rule 14a-13(a-b) under the Securities Exchange Act of 1934, as amended.

Shares of our common stock (the “Shares”) represented by properly executed proxies received by our board of directors prior to the Meeting Date will be voted at the Meeting on the Meeting Date. Shares not represented by properly executed proxies will not be voted. Where a stockholder specifies in a proxy a choice with respect to any matter to be acted upon, the Shares represented by that proxy will be voted as specified. Where a stockholder does not specify a choice in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of our board of directors described herein. A stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Secretary of the Fund before the proxy is voted at the Meeting on the Meeting Date; (ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting on the Meeting Date and voting his or her Shares in person.

Our board of directors has fixed the close of business on April 18, 2008 as the record date for the determination of stockholders of the Fund entitled to notice of, and to vote at, the Meeting. On that date, we had outstanding approximately 3,187,000 shares, each of which entitles the holder thereof to one vote on each matter addressed at the Meeting. There is no cumulative voting. Stockholders of record as of the record date will be entitled to vote at the Meeting or any adjournments thereof. A quorum, consisting of the holders of at least a majority of the issued and outstanding Shares eligible to vote, must be present, in person or by proxy, at the Meeting for valid stockholder action to be taken.

The mailing address of our principal executive offices is 10172 Linn Station Road, Louisville, Kentucky 40223. This proxy statement and the related proxy card are being mailed to our stockholders on or about April 29, 2008.

MATTERS TO BE CONSIDERED BY STOCKHOLDERS

PROPOSAL NO. 1 — Election of Directors

All five members of our board of directors (“Directors”) will be elected at the Meeting, each to serve until the next Annual Meeting of Stockholders or otherwise as provided by the By-Laws and until their respective successors are elected and qualified.

Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees for Director with respect to all proxies received by us. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the remaining independent directors, with respect to the independent directors, and by the remaining affiliated director, with respect to the affiliated directors. The board of directors has no reason to believe that the nominees named will be unable to serve if elected.

There are five nominees for election as directors of the Fund. Each of the nominees was elected as a director at our last Annual Meeting of Stockholders. Set forth below is a summary of the background, business experience and descriptions of the principal occupations of the nominees.

Name	Age	Principal Occupation(s) During Past 5 Years	Year First Elected a Director

Robert M. Day	56	Mr. Day has served as one of our independent directors since 1988. Since December 2005, Mr. Day has served as the president of Day Capital Partners, a private real estate investment firm based in Atlanta. Prior to that, from 1990 until December 2005, Mr. Day served as the president of EdwardsDay Incorporated, a private real estate investment firm, which is the successor to Lambert Smith & Hampton, in Atlanta, Georgia. Mr. Day	1988

		received a Bachelor of Business Administration degree from Georgia State University and holds an MAI designation from the Appraisal Institute. Mr. Day is a member of the Atlanta Board of Realtors and the Urban Land Institute.

Gerald B. Thomas	69	Mr. Thomas has served as one of our independent directors since 1996. Mr. Thomas had 31 years experience as a senior officer, division manager and underwriter for commercial real estate construction lending. Formerly a senior vice president with Mid-America Bank of Louisville, Mr. Thomas joined Citizens Bank of Kentucky in February 1996 as vice president, with responsibility of developing real estate portfolios for four Kentucky affiliate banks of CNB Bancshares, Inc., Evansville, Indiana. Mr. Thomas retired in December 2003. Mr. Thomas has attended Eastern Kentucky University, National School of Real Estate Finance (Ohio State University) and National Institute of Real Estate Appraisers (University of Louisville). He is a former board member of Big Brothers/Big Sisters, Louisville, Kentucky and co-chairman of the Programs, Planning and Evaluation Committee.	1996

Robert A. Guimbarda	57	Mr. Guimbarda has served as one of our independent directors and has been the chairman of our audit committee since 2003. He also is president of Enhanced Value Strategies, Inc. ("EVS"), a St. Louis, Missouri based full-service real estate consulting firm he founded in 1998. In addition, since 2003, Mr. Guimbarda has been the principal owner of EVS Real Estate Advisory, Inc., another St. Louis based real estate services firm focusing on commercial property management leasing and strategic solutions. Mr. Guimbarda has been involved in key management positions in the real estate industry for more than eighteen years. He was associated with Paragon Group, Inc. as a financial and administrative officer in its Midwest Region Headquarters as well as having operational responsibilities in both multifamily and commercial property disciplines. Mr. Guimbarda holds a Bachelor of Science degree in Accounting from	2003

California State University - Hayward, California. He worked with Coopers & Lybrand for approximately five years concentrating on the construction and financial service industries. He is a CPA (Missouri) and has had extensive audit experience with both large and small clients. Mr. Guimbarda has been active with a variety of industry groups including; National Apartment Association; St. Louis Home Builders Association; BDMA; IREM and the Missouri Society of CPAs.

J. D. Nichols	66	Mr. Nichols has served as one of our affiliated directors since 1988. In addition, he is the chairman of NTS Realty Capital, Inc., the managing general partner of NTS Realty Holdings Limited Partnership, which is listed on the American Stock Exchange. He also is the chairman of NTS Corporation, its subsidiaries and affiliates. He graduated from the University of Louisville School of Law in 1964 and conducted his undergraduate studies at the University of Kentucky with a concentration in accounting, marketing, business administration, and finance. Mr. Nichols began his career in construction and real estate development in 1965, and since then has overseen the development of more than 8,000 acres of land and 7,000,000 square feet of office, residential, commercial, and industrial construction, throughout the southeastern United States.

Mr. Nichols is active in many civic and charitable organizations including the University of Louisville, where he served as a member of the Board of Trustees, the Executive Committee of the Board of Trustees, the Board of Overseers, and the University of Louisville Foundation. Reflecting his commitment to quality education in Kentucky, Mr. Nichols served as Chairman of the Kentucky Council on School Performance Standards and has served on the Steering Committee of the Kentucky Education Technology System.

Mr. Nichols was inducted into the Kentuckiana Business Hall of Fame in 1989, has served on the Governor's Council on Economic	1988

Development, the Board of Directors of both Actors Theater of Louisville and Kentucky Opera, and several other community organizations. He is currently a director and past member of the Executive Committee of Greater Louisville Inc., and is chairman of the Louisville Regional Airport Authority.

Brian F. Lavin	54	Mr. Lavin has served as one of our affiliated directors and president since 1999. He also has served as the president and chief executive officer of each of NTS Realty Capital and NTS Realty Partners, as well as a director of NTS Realty Capital, since their formation in 2004. Mr. Lavin also has served as the president of NTS Corporation and NTS Development Company since June 1997. Mr. Lavin has a bachelor's degree in business administration from the University of Missouri. He is also a licensed real estate broker in Kentucky and certified property manager. Mr. Lavin is a member of the Institute of Real Estate Management, council member of the Urban Land Institute and member of the National Multi-Housing Council. He has served on the boards of directors of the Louisville Science Center, Louisville Ballet, Greater Louisville, Inc., National Multi Housing Council, Louisville Apartment Association, Louisville Olmstead Parks Conservancy, Inc., and currently serves on the board of overseers for the University of Louisville.	1999

Assuming a quorum is present, the affirmative vote of a majority of the votes cast by stockholders eligible to vote at the Meeting and present in person or by proxy is required to elect each of the nominees listed above.

RECOMMENDATION OF THE BOARD: The foregoing nominees for Director will be presented for election by our stockholders at the Meeting and our board of directors recommends that they be elected.

Meetings of our Board of Directors and Committees of the Board of Directors

Our board of directors meets at least quarterly to address the business of the Fund either in person or by telephone conference. Our board of directors met eight times, either in person or by telephone, in 2007 and all members of the board of directors attended at least 75% of these meetings. Our audit committee met seven times in 2007 either in person or by telephone, and all members of the audit committee attended each meeting. Our nominating and corporate governance committee met once during 2007.

Committees of the Board of Directors

The standing committees of our board of directors are:

The Audit Committee, which assists the board in fulfilling its oversight responsibility relating to: (1) the integrity of the Fund’s financial statements; (2) compliance with legal and regulatory requirements; (3) the qualifications and independence of the independent auditors; and (4) the performance of the internal audit function and independent auditors. The audit committee’s report, which is required by the SEC’s rules, is included in this proxy statement. Our board of directors has determined that each member of the audit committee is independent in accordance with the standards set forth in the audit committee’s charter. In addition, our board has determined that Mr. Guimbarda, one of our independent directors, qualifies as an audit committee financial expert. The audit committee’s charter is available to our stockholders free of charge at www.ntsdevelopment.com. In addition, a printed copy of the charter is available to any stockholder without charge by writing us at 10172 Linn Station Road, Louisville, Kentucky 40223, Attention: Investor Services.

The Nominating and Corporate Governance Committee, which was formed in 2004, is responsible for identifying individuals qualified to become board members and recommending to the Fund’s board the director nominees for the next annual meeting of stockholders. In accordance with its charter, the committee will consider individuals properly identified by our stockholders to become board members. This committee will also lead our board in its annual review of the board’s performance and recommend to the board director candidates for each committee for appointment by the board. Our board has determined that each member of the nominating and corporate governance committee is independent in accordance with the standards set forth in the committee’s charter. The nominating and corporate governance committee charter is available to our stockholders free of charge at www.ntsdevelopment.com. In addition, a printed copy of the charter is available to the Fund’s stockholders without charge by writing us at 10172 Linn Station Road, Louisville, Kentucky 40223, Attention: Investor Services.

Audit Committee Report

We, the members of the audit committee of NTS Mortgage Income Fund, represent the following:

1)	The audit committee has reviewed and discussed the Fund’s audited financial statements with management of the Fund;

2)	The audit committee has discussed with its independent auditors the matters required to be discussed by Statement of Accounting Standards 61, as may be modified or supplemented;

3)	The audit committee has received the written disclosures and the letter from its independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with its independent auditors its independence and;

4)	Based on the review and discussions referred to above, the audit committee recommended to the Fund’s board of directors that the audited financial statements be included in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2007.

Robert M. Day	Robert A. Guimbarda
Gerald B. Thomas

Nominating and Corporate Governance Committee Report

The nominating and corporate governance committee consists of three independent directors of the Fund’s board of directors. This committee is charged with identifying, screening and recommending qualified candidates to serve as directors of the Fund and administering our corporate governance policies of the Fund. The committee reviews all nominees for service on the board, including nominees by stockholders. The committee seeks nominees with skills and expertise that will contribute to the overview function of the board and who will assist management in achieving our strategic goals. The committee has not retained the services of any company to assist it in identifying potential director candidates. To date, the committee has not received any potential nominees from our stockholders.

Robert M. Day	Robert A. Guimbarda
Gerald B. Thomas

PROPOSAL No. 2 — Ratification of Auditor

Our audit committee has selected Ernst & Young LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2008. We traditionally ask our stockholders to ratify this selection even though your approval is not required. Further, even if you do not approve the selection of Ernst & Young, we will not replace them for this fiscal year due to the added expense and delay that would result from replacing them and selecting a new auditor. Instead, the audit committee will consider the negative vote as a direction to consider a different auditor next year.

Representatives of Ernst & Young are expected to be available during the Meeting. These representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

RECOMMENDATION OF THE BOARD: Our board of directors recommends ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2008.

Audit Fees

The aggregate fees billed by our independent auditors for professional services rendered in connection with (i) the review of our quarterly financial statements set forth in the Fund’s Quarterly Reports on Form 10-Q for the three quarters ending on March 31, 2007, June 30, 2007 and September 30, 2007, respectively, and (ii) the audit of the Fund’s annual financial statements set forth in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2007, totaled approximately $166,000.

For the year ended December 31, 2006, these fees totaled approximately $140,000.

Tax Fees

We paid approximately $16,000 for federal, state and local tax planning, accounting consultation, tax return preparation and related tax assistance during the year ended December 31, 2007, compared with approximately $16,000 for the year ended December 31, 2006.

All Other Fees

There were no other services rendered by our independent auditors for the years ended December 31, 2007 and 2006.

Financial Information, Systems Design and Implementation Fees

We paid no fees in this category for the most recent fiscal year.

Approval of Independent Auditor Services and Fees

Our audit committee has reviewed and approved all fees charged by our independent auditors, and actively monitored the relationship between audit and non-audit services provided by Ernst & Young. The audit committee has concluded that the provision of services by Ernst & Young was consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions. We have adopted a policy that it would no longer engage its primary independent auditors for non-audit services other than “audit related services,” as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting. The policy also includes limits on hiring partners of, and other professionals employed by, Ernst & Young to ensure that we satisfy the SEC’s auditor independence rules.

Under the policy, the Fund’s audit committee must pre-approve all services provided by our independent auditors and fees charged. The committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the committee will periodically monitor the levels of fees charged by Ernst & Young and compare these fees to the amounts previously approved.

Executive Officers

The following table sets forth information with respect to the Fund’s executive officers who do not also serve as directors. These officers are elected annually by the Fund’s board of directors and serve until their successors are elected and qualified or until their death, resignation or removal by the board of directors.

Name	Age	Principal Occupation(s) During Past 5 Years	Year First Elected an Officer

Gregory A. Wells	49	Mr. Wells has served as our chief financial officer, secretary and treasurer since 2007. He has served as the equivalent of our chief financial officer since 2002. In addition, Mr. Wells has served as the chief financial officer and executive or senior vice president of NTS Realty Capital and as executive or senior vice president of NTS Realty Partners since the time of their formation. He has also served as senior vice president for NTS Corporation, its subsidiaries and affiliates from July 1999 through December 2004. He is currently chief financial officer and executive vice president for NTS Corporation and its subsidiaries and affiliates. Mr. Wells is a director of the Hilliard Lyons Government Fund, Inc., serves on its audit committee and is chair of its nominating and governance committee. Mr. Wells is a certified public accountant, a member of the American Institute of Certified Public Accountants, the Virginia CPA Society, Kentucky Society of CPA's, and Financial Executives International. Mr. Wells holds a bachelor's degree in business administration from George Mason University. He currently serves on the Board of the Lincoln Heritage Boy Scout Council. Mr. Wells previously served on the board of directors of The Family Place and chaired its building committee. Prior to joining NTS, Mr. Wells served as Senior Vice President and Chief Financial Officer of Hokanson Companies, Inc. an Indianapolis-based property management and development firm. Prior to that Mr. Wells was the Chief Operating Officer of Executive Telecom System, Inc., a subsidiary of The Bureau of National Affairs, Inc.	CFO, Secretary & Treasurer, 2007

Compensation of Directors and Executive Officers

Our independent directors received $16,000 each in fees during 2007. In addition, a former independent director who resigned in September 2007 received $12,000 in fees prior to his resignation. Mr. Guimbarda, the chairman of our audit committee, received an additional $5,000 as compensation for serving in that capacity. We also reimburse our independent directors for their reasonable travel expenses incurred in connection with attending meetings of the board of directors and its committees. As a result, we paid our independent directors an aggregate of $68,022 in fees and expenses in 2007. Neither the affiliated directors nor our executive officers received any compensation from us in 2007 or 2006. However, the affiliated directors will be reimbursed by us for their reasonable travel expenses incurred in connection with attending meetings of the board of directors. The affiliated directors and executive officers are employees, officers, directors and/or beneficial owners of NTS Advisory Corporation (the “Advisor”) and/or its affiliates and are compensated by such entities, in part, for their services to us. We reimburse the Advisor and/or its affiliates for a portion of the compensation it pays to our officers and employees, except Mr. Nichols, based on the amount of time they spend on our behalf. During 2007, we reimbursed the Advisor and/or its affiliates approximately $153,000 with respect to the compensation they paid to Messrs. Lavin and Wells, the Fund’s executive officers.

        The following table further summarizes compensation paid to our independent directors during 2007.

	Fees Earned in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Gerald Brenzel (1)	12,000	-	-	-	-	-	12,000
Robert M. Day	16,000	-	-	-	-	745	16,745
Robert A. Guimbarda	21,000	-	-	-	-	2,277	23,277
Gerald B. Thomas	16,000	-	-	-	-	-	16,000

(1)	Mr. Brenzel resigned as a director in September 2007.
(2)	Represents reasonable travel expenses incurred in connection with attending board and committee meetings during 2007.

Shareholdings by Directors and Executive Officers

As of April 18, 2008, the directors and executive officers of the Fund, individually and as a group, owned the number of Shares set forth below:

Name of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percent of Class
Robert M. Day	0	0.00%
Robert A. Guimbarda	0	0.00%
Brian F. Lavin	0	0.00%
J.D. Nichols	680,153.9346[2]	21.34%
Gerald B. Thomas	0	0.00%
Gregory A. Wells	1,000.0000[3]	*[4]
All Directors and Executive Officers as a Group	681,153.9346	21.37%

[1]	The address for our directors and executive officers is 10172 Linn Station Road, Louisville, Kentucky 40223.

[2]	These Shares are owned of record by NTS Corporation and affiliates of Mr. Nichols, including Barbara Nichols, the wife of J.D. Nichols, ORIG, LLC (“ORIG”), Ocean Ridge Investments, Ltd. (“Ocean Ridge”) and Bluegreen Investors LLC (“Bluegreen”). NTS Corporation is wholly owned directly and through certain entities by Messrs. Nichols and Lavin, with respect to which Mr. Nichols holds voting and investment authority. Mr. Nichols is the manager of ORIG and the director of the general partner of Ocean Ridge and holds voting and investment authority over shares of the Fund owned by these entities. Mr. Nichols also is the manager of Bluegreen and holds voting and investment authority over shares of the Fund owned by Bluegreen.

[3]	Mr. Wells owns these Shares directly.

[4]	Indicates that Mr. Wells owns less than 1% of the outstanding shares.

Management Agreement

In 1997, we entered into a property management agreement relating to the two development projects we fully own, Fawn Lake, Virginia, and Lake Forest II, Kentucky, and the Lake Forest, Orlando project, which is 50% owned by us. Under this agreement, which expires on December 31, 2008, NTS Residential Management Company (“Residential Management”), an affiliate of NTS Corporation, manages the development, marketing and day-to-day operations of the properties. Residential Management is to be reimbursed for the actual cost of such operations and will receive an overhead recovery fee of 3.75% of the net cash flow of the properties. During the year ended December 31, 2007, we incurred approximately $1,140,000 in expense reimbursements and $129,000 in overhead recovery fees.

Incentives

The Management Agreement also provides the opportunity for Residential Management to receive an incentive payment. If and when the cash flow becomes sufficient to bring distributions to stockholders, including those previously made, equal to the amount of the original investment, Residential Management will receive an incentive fee of 10% of the Net Cash Flow of the projects.

The original investment by our stockholders was approximately $63,690,000. As of December 31, 2007, the Fund has made distributions of approximately $23,141,000.

Advances from Affiliates

As of December 31, 2007, accounts payable – affiliates of approximately $4,700,000 is owed to NTS Development Company and Residential Management for salary and overhead reimbursements. NTS Development Company and Residential Management have agreed to defer amounts owed to them by us as of December 31, 2007, and those amounts will accrue during fiscal year 2008 through the period ending December 31, 2008, other than as permitted by our cash flows. Management believes that NTS Development Company and Residential Management have the financial ability to defer amounts owed them by the Fund. There can be no assurances that this level of support will continue past December 31, 2008.

Policies and Procedures with Respect to Related Party Transactions

Our internal policies provide that each contract or transaction that we enter into with a party who is related to us must be on terms no less favorable to us than those generally being provided to or available from third parties. In general, no such contract or transaction may be effective until after the material terms of the contract or transaction are disclosed to, or are known by, our board of directors and the board authorizes the contract or transaction by the affirmative vote of a majority of the board’s independent directors.

Stockholder Proposals

We have not received proposals from any of the Fund’s stockholders for inclusion in this year’s Proxy Statement. Stockholder proposals for the 2009 Annual Meeting of the Stockholders will not be included in the Fund’s Proxy Statement for that meeting unless received by us at our principal executive offices in Louisville, Kentucky, on or before December 30, 2008. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

OTHER MATTERS

As of the date of this Proxy Statement, the foregoing is the only business known to us to be acted upon at the Meeting. However, if other matters not currently known to us should properly come before the Meeting, the persons appointed by the signed proxy, or their substitutes, intend to vote in accordance with their best judgment.

By the order of the Board of Directors, Gregory A. Wells CFO, Secretary and Treasurer

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE FUND THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE COMPLETE BOTH SIDES, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

The Fund’s audited financial statements for the period ended December 31, 2007, as well as information regarding the transactions between the Fund and NTS Corporation and its affiliates, included in the Fund’s 2007 Annual Report on Form 10-K are hereby incorporated herein by reference.

The undersigned hereby appoints J. D. Nichols, Brian Lavin and Gregory A. Wells, individually, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of NTS Mortgage Income Fund held of record by the undersigned on April 18, 2008, at the annual meeting of Stockholders to be held on June 12, 2008, or any adjournment thereof.

1. ELECTION OF DIRECTORS

☐ **FOR** all nominees listed below (except as marked to the contrary below)

☐ **WITHHOLD AUTHORITY** to vote for all nominees listed below

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Robert M. Day   Gerald B. Thomas   Robert A. Guimbarda   J. D. Nichols   Brian F. Lavin

2. APPROVAL OF DESIGNATION OF AUDITORS: Ernst & Young LLP

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted "For" Proposals 1 and 2.

(Front of Card)

This Proxy is Solicited on Behalf of the Board of Directors

PROXY **PROXY**

NTS Mortgage Income Fund
7103 South Revere Parkway
Centennial, CO 80112

Please sign exactly as your name appears to the left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

____
Signature

____
Signature if held jointly

Date: ______________________________, 2008

PLEASE VOTE ON THE REVERSE SIDE OF THIS CARD.
SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Back of Card)